 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

LEXINGTON REALTY TRUST

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2021, LXP Industrial Trust, or the Trust, Lepercq Corporate Income Fund L.P., a subsidiary of the Trust (the “Partnership”), and Net Lease Strategic Assets Fund L.P., a subsidiary of the Trust (“NLS”), entered into a purchase and sale agreement (the “Purchase Agreement”) with LX JV Investor II LLC, an affiliate of Davidson Kempner Capital Management LP, which provides for the sale of interests in various entities that collectively own 22 manufacturing and cold storage assets to NNN MFG Cold JV L.P. (“MFG JV”), a newly formed joint venture between LX JV Investor II LLC and affiliates of the Trust, for $550 million. The sale occurred on December 29, 2021.

MFG JV is governed by a Limited Partnership Agreement, dated as of December 29, 2021 (the “JV Agreement”), among LX JV Investor II LLC, as a limited partner, LXP MFG C L.P., as a limited partner, and LXPDK II GP LLC, as the sole general partner.   LXP MFG C L.P., a wholly-owned subsidiary of the Trust (the “Lexington Partner”), owns 20% of MFG JV and LX JV Investor II LLC owns 80% of MFG JV.  LXPDK II GP LLC, a wholly-owned subsidiary of the Trust, is entitled to acquisition, asset management fees, leasing fees (other than for tenant renewals in accordance with a lease), property management fees where the landlord has primary management responsibilities, and market construction management fees. LXPDK II GP LLC may be removed as general partner upon certain conditions following a For Cause Event (as defined in the JV Agreement).

The JV Agreement provides for quarterly distributions of distributable funds pursuant to a distribution waterfall that includes promoted interests for the Lexington Partner starting after LX JV Investor II LLC has received a cumulative ten percent (10%) Internal Rate of Return (as defined in the JV Agreement).   The JV Agreement also provides the limited partners with customary major decision rights and contains buy/sell and forced sale provisions after a lockout period.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement and the JV Agreement, which are respectively attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 3, 2022, we made available a presentation entitled “LXP Industrial Trust – $550 Million Recapitalization of Special Purpose Industrial Portfolio ” on the “Investors” section of our web site at www.lxp.com and issued a related press release, copies of which are furnished herewith as Exhibits 99.1 and 99.2.

The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure”, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing. Information contained on our web site is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1       Purchase and Sale Agreement, dated as of December 29, 2021, between the Trust, the Partnership and NLS, as sellers, and LX JV Investor II, as purchaser

10.2        Limited Partnership Agreement of NNN MFG Cold JV L.P., dated as of December 29, 2021, among LX JV Investor II LLC, as a limited partner, LXP MFG C L.P., as a limited partner, and LXPDK II GP LLC, as a general partner

99.1       Presentation entitled “LXP Industrial Trust – $550 Million Recapitalization of Special Purpose Industrial Portfolio”

99.2       Press Release issued January 3, 2022

104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 3, 2022	By:	/s/ Beth Boulerice
Beth Boulerice
Chief Financial Officer